Discussion Materials Project Double Barrel March 13, 2009

Overview Double Barrel 2

Overview Goals: Recapitalize HLND in a manner which allows HLND to avoid a covenant default under its revolving credit facility. Transaction should avoid triggering a “change of control” to enable HLND to keep its current revolver terms. Permit existing unitholders to maintain ownership and, at their option, to participate in the equity recapitalization on a non-dilutive basis. Current Situation: Commodity Prices have declined since January 1 st , resulting in significantly lower projected revenue and EBITDA in future years. Equity capital markets are down sharply since January 1 st due to ongoing turmoil in the credit markets, deteriorating economic conditions and potential tax increases. Credit availability is tightening and borrowing costs are increasing as banks deal with the worsening economic environment and their weak balance sheets. Double Barrel 3

Comparison of Selected Alternatives Implied 2010 2010 Pro Forma Implied Value of Units IRR to Relative Harold Hamm EBITDA Multiple Distribution per Unit Strip Upside Harold Hamm Execution Reputation Alternative Capital ($MM) Strip Upside Strip Upside 10% 20% 10% 20% Strip Upside Risks Risk Go Private $145.6 8.8x 6.4x NA NA NA NA NA NA 11.2% 24.9% — Unitholders may High not approve Rights Offering at $88.0 — $110.0 6.7x 4.9x $0.50 $0.80 $4.97 $2.49 $7.96 $3.98 20.2% 34.5% - Requires Moderate $3.00 per unit unitholder vote(s) — Simultaneous merger with HPGP adds complexity Renegotiate with $0.0 — $50.0 7.9x 5.7x $1.35 $2.07 $13.49 $6.74 $20.70 $10.35 19.7% 34.7% - Banks’ own Low Banks / Equity balance sheets Investment at remain constrained Current Unit Price — Banks may restrict distributions Preferred Stock at $115.0 7.9x 5.7x $1.31 $2.46 $13.11 $6.55 $24.62 $12.31 12% 12% — Requires Moderate a 12% Cash unitholder vote Coupon — Requires banks’ consent Sale of Partnership $9.8 received 7.0x 5.1x NA NA NA NA NA NA NA NA — Many buyers are Low currently capital constrained Double Barrel 4

Comparison of Selected Alternatives Pros Cons Provides liquidity to investors who wish to Does not allow investors to participate in a exit at an attractive valuation future recovery Allows Harold Hamm to pursue new growth Requires $100 million + of additional equity Going Private Offer and benefit from future recovery to avoid problem with revolving credit facility Reputation Reputation Lower cash requirement than going private Does not provide liquidity for investors who alternative want to sell Allows existing investors to participate and Requires HPGP to raise equity or forfeit Rights Offering at HLND avoid dilution rights Potential for Harold Hamm to increase Requires shareholder vote ownership Lower cash requirement than going private Complexity and time considerations of doing alternative two transactions Merge HPGP/HLND Simplifies structure Requires shareholder votes by both HLND G&A savings and HPGP followed by Rights Offering Valuation of HPGP sub units and IDRs Double Barrel 5

HPGP/HLND Merger Valuation Analysis Unit Price and Ownership Overview Unit Price (@ 3/11/2009): HPGP Units Outstanding: HLND $7.39 Harold Hamm 13,138,052 60.8% HPGP $2.26 Public 8,469,448 39.2% HPGP/HLND Ratio 0.306x Total 21,607,500 100.0% HLND Units Outstanding: HPGP Common 1 3,341,471 35.0% HPGP Subordinated 1 2,040,000 21.4% Public Common 3,968,409 41.6% GP 2% interest 190,814 2.0% Total 9,540,694 100.0% 1 Assumes conversion of 1,020,000 subordinated units in May 2009. HPGP/HLND Merger Valuation Analysis Implied HPGP/HLND Exchange Ratio (In millions, except per unit amounts) 0.306x 0.25x 0.20x 0.15x 0.10x Implied HPGP Unit Price $2.26 $1.85 $1.48 $1.11 $0.74 HPGP Market Value $48.8 $39.9 $31.9 $24.0 $16.0 Market Value of HLND Common and GP Units Owned by HPGP 1 $26.1 $26.1 $26.1 $26.1 $26.1 Implied Value of Sub Units and IDRs $22.7 $13.8 $5.8 ($2.2) ($10.1) @ $ 7.00 / HLND Common 21.5 13.1 5.5 (2.0) (9.6) @ $ 6.00 / HLND Common 18.5 11.2 4.7 (1.7) (8.2) @ $ 5.00 / HLND Common 15.4 9.3 3.9 (1.5) (6.9) @ $ 4.00 / HLND Common 12.3 7.5 3.2 (1.2) (5.5) @ $ 3.00 / HLND Common 9.2 5.6 2.4 (0.9) (4.1) 1 Assumes conversion of 1,020,000 subordinated units in May 2009. Double Barrel 6

Historical HPGP/HLND Exchange Ratio HPGP/HLND Exchange Ratio Over the Last Six Months 0.70x 0.60x 0.50x Average = 0.419x 0.40x 0.30x 0.306x 0.20x 9/11/08 10/17/08 11/22/08 12/28/08 2/2/09 3/11/09 HPGP/HLND Exchange Ratio Average Double Barrel 7

HPGP Subordinated Unit Analysis 2/20 Strip Case (Without Compression and Growth CapEx, with Rights Offering and GP Collapse) (in millions) 2009 2010 2011 2012 2013 EBITDA $43.4 $41.4 $35.6 $37.6 $39.2 Distributable Cash Flow 27.1 26.8 20.4 22.2 23.9 Total Distributions at: @1.0x Coverage 27.1 26.8 20.4 22.2 23.9 @1.2x Coverage 1 23.2 22.4 17.0 18.5 19.9 Pro Forma Average Common Units 2 35.3 45.0 45.0 45.0 45.0 MQD on Pro Forma Common Units $63.5 $80.9 $80.9 $80.9 $80.9 Distribution to Subordinated Units $0.5 $0.0 $0.0 $0.0 $0.0 2/20 Upside Case (Without Compression and Growth CapEx, with Rights Offering and GP Collapse) (in millions) 2009 2010 2011 2012 2013 EBITDA $47.0 $56.7 $46.9 $50.6 $49.5 Distributable Cash Flow 30.9 43.0 32.5 36.0 34.9 Total Distributions at: @1.0x Coverage 30.9 43.0 32.5 36.0 34.9 @1.2x Coverage 1 26.4 35.8 27.1 30.0 29.1 Pro Forma Average Common Units 2 35.3 45.0 45.0 45.0 45.0 MQD on Pro Forma Common Units $63.5 $80.9 $80.9 $80.9 $80.9 Distribution to Subordinated Units $0.5 $0.0 $0.0 $0.0 $0.0 1 Q1 2009 at 1.037x coverage due to insufficient DCF to pay MQD and maintian 1.2x coverage. 2 Assumes 0.20x HPGP exchange ratio and rights offering at $3.00. Double Barrel 8

HLND Rights Offering Analysis Post HPGP Merger @ 0.20x Exchange Ratio Rights Offering Price (In millions, except per unit amounts) $2.00 $3.00 $4.00 $5.00 2010 EBITDA $41.4 $41.4 $41.4 $41.4 Distributable Cash Flow 26.8 26.8 26.8 26.8 Total Distributions @ 1.2x Coverage 22.4 22.4 22.4 22.4 Post-Merger Pre-Offering Units Outstanding 8.3 8.3 8.3 8.3 Rights Units ($110 Million Raised) 55.0 36.7 27.5 22.0 Pro Forma Units 63.3 45.0 35.8 30.3 Implied Distribution/Unit $0.35 $0.50 $0.62 $0.74 Implied Unit Price: @ 10.0% yield $3.53 $4.97 $6.25 $7.38 @ 12.5% yield $2.83 $3.98 $5.00 $5.90 @ 15.0% yield $2.35 $3.31 $4.16 $4.92 @ 17.5% yield $2.02 $2.84 $3.57 $4.22 @ 20.0% yield $1.77 $2.49 $3.12 $3.69 Double Barrel 9

HLND Market Cap and Public Float Analysis HLND Market Cap and Public Float Average Daily Average Daily Market Cap Public Float Public Float Trading Volume Trading Volume ($ millions) ($ millions) (% of Mkt Cap) (# units) 1 ($ millions) 1 At 3/11/2009 $70.5 $29.3 41.6% 25,727 $0.190 Pro Forma GP Collapse and Rights Offering 2 $149.0 $19.0 12.7% Note: Assumes conversion of 1,020,000 subordinated units in May 2009. 1 Since 1/1/08. 2 Assumes $110 million rights offering at $3.00, 0.20x HPGP exchange ratio, and 10% public holder participation in the rights offering. Both Market Cap and Public Float calculated at $3.31 per unit. Double Barrel 10

Harold Hamm & Affiliates Ownership The following tables show the ownership in HLND by Harold Hamm and affiliates giving effect to: A rights offering of $110 million, with Harold Hamm acting as the standby purchaser Merger of HPGP and HLND Harold Hamm & Affiliates Post-Transactions Ownership in HLND 1 Rights Offering Price per Unit $2.00 $3.00 $4.00 $5.00 0.000 76.4% 71.4% 67.0% 63.1% 0.100 85.1% 82.0% 79.3% 76.8% 0.150 85.2% 82.0% 79.2% 76.6% HPGP / HLND 0.200 85.1% 81.8% 78.9% 76.4% Exchange Ratio 0.250 85.0% 81.6% 78.7% 76.1% 0.300 84.8% 81.3% 78.3% 75.7% 0.350 84.6% 81.0% 78.0% 75.4% 1 Reflects an assumed 10% pro rata public unitholders participation. Harold Hamm & Affiliates Post-Transactions Ownership in HLND 1 Public Unitholders Pro Rata Participation in Rights Offering 0% 10% 20% 30% 0.000 77.8% 71.4% 65.6% 60.2% 0.100 88.8% 82.0% 75.3% 68.6% 0.150 88.1% 82.0% 75.9% 69.9% HPGP / HLND 0.200 87.4% 81.8% 76.3% 70.7% Exchange Ratio 0.250 86.8% 81.6% 76.5% 71.3% 0.300 86.2% 81.3% 76.5% 71.7% 0.350 85.6% 81.0% 76.5% 71.9% 1 Reflects an assumed rights offering price of $3.00 per unit. Double Barrel 11

Recent Rights Offering Transactions

Filing Date	Issuer	Shares Offered (millions)	Size of Offering	Market Cap Before Filing	% of Market Cap Before Filing	Exercise Price	Discount to Pre-Announce Common Price	Share Price at Exercise Date	Price Performance From Announcement to Exercise
10/7/08	T Bancshares Inc	1.1	$8.0	$11.8	68.2%	$7.50	8.7%	$7.25	(4.8%)
8/28/08	Griffon Corp	20.0	170.0	323.0	52.6%	8.50	(20.6%)	9.26	15.6%
8/14/08	eLoyalty Corp	2.6	15.0	56.6	26.5%	5.67	5.0%	5.03	7.4%
8/4/08	PGT Inc	7.1	29.7	137.2	21.7%	4.20	(13.9%)	5.18	(5.8%)
8/4/08	Standard Pacific Corp	50.0	152.5	234.7	65.0%	3.05	(5.3%)	3.10	3.9%
5/16/08	TICC Capital Corp	4.3	22.6	154.3	14.6%	5.20	(26.9%)	5.62	26.5%
4/10/08	Winthrop Realty Trust	8.8	37.8	289.5	13.0%	4.27	(80.0%)	22.25	(4.3%)
3/24/08	Ares Capital Corp	24.2	266.5	952.2	28.0%	11.00	(16.0%)	11.38	15.1%
3/31/08	Gladstone Investment Corp	5.5	41.3	150.4	27.5%	7.48	(17.6%)	8.12	11.8%
3/25/08	MCG Capital Corp	9.5	60.4	651.9	9.3%	6.36	(36.0%)	7.35	35.2%
3/18/08	Particle Drilling Technologies Inc	3.5	5.2	61.4	8.5%	1.50	(22.7%)	2.00	(3.0%)
8/31/07	Exide Technologies	14.0	91.7	394.8	23.2%	6.55	1.6%	6.50	(0.8%)
8/31/07	KKR Financial Holdings LLC	18.8	270.0	1,237.6	21.8%	14.40	(6.4%)	16.70	(7.9%)
3/15/07	Mexico Fund Inc	5.0	195.3	615.6	31.7%	38.89	1.4%	41.21	(6.9%)
5/7/07	Hayes Lemmerz International Inc	55.4	180.0	226.6	79.4%	3.25	(44.8%)	5.82	1.2%
1/19/07	Korea Equity Fund Inc	2.8	27.4	85.9	31.9%	9.76	(4.4%)	10.94	(6.7%)
12/18/06	Revlon Inc	37.8	39.7	563.7	7.0%	1.05	(92.3%)	12.50	8.8%
6/30/06	USG Corp.	44.9	1,796.0	2,472.1	72.7%	40.00	(27.5%)	46.12	19.7%
6/28/06	India Fund Inc	13.2	449.0	1,457.0	30.8%	34.00	(25.8%)	46.70	(1.9%)
6/6/06	Turkish Investment Fund Inc	1.4	21.5	95.6	22.5%	15.25	(10.3%)	16.50	3.1%
5/30/06	Morgan Stanley Eastern Europe Fund Inc	0.9	27.9	148.6	18.8%	30.68	(26.0%)	30.93	34.0%
	Median		41.3	234.7	26.5%		(17.6%)		3.1%

Source: Dealogic and FactSet.

Wachovia Securities
A Wells Fargo Company

Double Barrel ■ 12

HLND Liquidation Analysis HLND Liquidation Analysis Assumed 2009E EBITDA Multiple (In millions, except per unit amounts) 6.0x 7.0x 8.0x 9.0x 2009E EBITDA $43.4 $43.4 $43.4 $43.4 Implied Liquidation Price $260.3 $303.7 $347.1 $390.5 Less: Net Debt (255.3) (255.3) (255.3) (255.3) Proceeds to Unitholders $5.0 $48.4 $91.8 $135.2 GP Share $0.1 $1.0 $1.8 $2.7 HPGP Common Units 1 2.3 21.7 41.1 60.6 HPGP Subordinated Units 0.0 0.0 0.0 0.0 Public Common Unitholders 2.7 25.8 48.9 71.9 Total Value to HPGP $2.4 $22.7 $43.0 $63.3 Per HPGP Unit $0.11 $1.05 $1.99 $2.93 1 Assumes conversion of 1,020,000 subordinated units in May 2009. Double Barrel 13

Crosstex Case Study Double Barrel 14

Crosstex Case Study Annotated Price Chart since 9/1/2008 Unit Price $35 10/2/08 Crosstex provides 10/31/08 operational and Crosstex reports Q3 $30 financing update ‘08 earnings. XTEX and XTXI reduce distributions and dividends by 21% and 1/29/09 $25 16%, respectively, XTEX and XTXI reduce from the previous quarterly distribution 3/2/09 quarter’s levels and dividend by 50% Crosstex reports and 72%, respectively, Q4 ‘08 results, $20 from the previous announces the 11/17/08 quarter’s levels elimination of Crosstex completes XTEX distributions sale of Seminole Gas and XTXI $15 Processing Plant and dividends and another asset for announces the $105.0 million; amendment of its 9/9/08 Amends credit facility credit facility $10 Crosstex says that Hurricane Gustav caused no significant damage to its assets $5 but could have $7-$8 million negative impact on Q3 ‘08 $1.70 results $1.49 $0 9/1/08 10/1/08 10/31/08 12/3/08 1/6/09 2/6/09 3/11/09 XTEX XTXI Double Barrel 15

CROSSTEX CASE STUDY

XTEX Amended Credit Facility Terms - Maximum Leverage Ratio & Minimum Cash Interest Coverage Ratio


9.00x
8.00x
7.00x
6.00x
5.00x
4.00x
3.00x
2.00x
1.00x
0.00x
7.25x
8.25x
8.25x
8.50x
8.00x
6.65x
5.25x
5.00x
4.50x
4.50x
1.75x
1.50x
1.30x
1.15x
1.25x
1.50x
1.75x
1.75x
2.50x
2.50x
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
XTEX Maximum Leverage Ratio
XTEX Minimum Cash Interest Coverage Ratio

	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11
Borrowing Fees										
LIBOR Spread	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	3.50%	3.50%
LIBOR Floor	2.75%	2.75%	2.75%	2.75%	2.75%	2.75%	2.75%	2.75%	2.75%	2.75%
Total	6.75%	6.75%	6.75%	6.75%	6.75%	6.75%	6.75%	6.75%	6.25%	6.25%
LOC Fees	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	3.50%	3.50%
Commitment Fees	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%
Leverage Fee on Borrowings [1]	-	-	1.00%	1.00%	2.00%	-	-	-	-	-

[1] Under XTEX's amended bank credit facility and senior secured note agreement, the Partnership must pay a leverage fee if it does not prepay debt and permanently reduce the banks' commitments by the cumulative amounts of $100.0 million on September 30, 2009, $200.0 million on December 31, 2009 and $300.0 million on March 31, 2010. If XTEX fails to meet any de-leveraging target, it must pay a leverage fee on such date, equal to the product of the aggregate commitment outstanding under the Partnership's bank credit facility and the outstanding amounts of senior secured note agreement on such date, and 1.0% on September 30, 2009, 1.0% on December 31, 2009, and 2.0% on March 31, 2010. This leverage fee will accrue on the applicable date, but not be payable until XTEX refinances its bank credit facility.

WACHOVIA SECURITIES
A Wells Fargo Company
Double Barrel ■ 16

HLND Projected Credit Statistics Relative to Crosstex Bank Covenants HLND Compared to Crosstex 9.00x 8.50x 8.25x 8.25x 8.00x 8.00x 7.25x 7.00x 6.65x 6.00x 5.78x 5.87x 5.87x 5.56x 5.48x 5.48x 5.48x 5.48x 4.74x 5.25x 4.97x 5.00x 5.00x 4.79x 4.79x 4.79x 4.79x 4.50x 4.50x 4.21x 4.14x 4.38x 4.73x 3.90x 3.90x 4.00x 3.00x 2.50x 2.50x 2.00x 1.75x 1.75x 1.75x 1.50x 1.50x 1.30x 1.15x 1.25x 1.00x 0.00x 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 XTEX Maximum Leverage Ratio XTEX Minimum Cash Interest Coverage Ratio HLND Projected Leverage Ratio HLND Projected Interest Coverage Ratio Note: HLND metrics based on 2/20 strip prices, no growth CapEx, no Compression Services, and status quo existence (no rights offering, equity infusion, GP collapse or take private). Also assumes that no distributions will be allowed after May 2009. Double Barrel 17

HLND and XTEX Credit Facilities Bank HLND Commitment XTEX Commitment 1 HLND Commitment % XTEX Commitment % 1 MidFirst Bank $41,250,000 — 13.8% -Wells Fargo / Wachovia 37,800,000 $124,400,000 12.6% 10.5% Bank of America 37,500,000 74,400,000 12.5% 6.3% Bank of Scotland 37,500,000 36,000,000 12.5% 3.0% Compass Bank 37,500,000 30,000,000 12.5% 2.5% US Bank 37,500,000 30,000,000 12.5% 2.5% Fortis Bank 31,200,000 40,000,000 10.4% 3.4% Bank of Oklahoma 30,000,000 — 10.0% -Natixis 9,750,000 36,000,000 3.3% 3.0% Union Bank of California — 74,400,000 — 6.3% BMO Capital Markets — 74,400,000 — 6.3% Scotia Capital — 74,300,000 — 6.3% Suntrust Bank — 69,100,000 — 5.8% BNP Paribas — 55,000,000 - 4.6% JP Morgan — 48,000,000 — 4.1% Bayerische Hypo-und Vereinsbank AG — 45,000,000 — 3.8% Royal Bank of Canada — 45,000,000 — 3.8% Citibank, NA — 45,000,000 — 3.8% Sumitomo Mitsui Banking Corp. - 36,000,000 — 3.0% Key Bank, NA — 36,000,000 — 3.0% Mizuho Corp. Bank — 36,000,000 — 3.0% Guranty Bank — 36,000,000 — 3.0% Sterling Bank — 30,000,000 — 2.5% Comerica Bank — 30,000,000 — 2.5% Societe Generale — 30,000,000 — 2.5% RABO-Bank — 30,000,000 — 2.5% National City Bank — 20,000,000 - 1.7% Total $300,000,000 $1,185,000,000 100.0% 100.0% 1 Source: Public filings. Double Barrel 18